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                                                                     EXHIBIT 5

                                MODIFICATION AGREEMENT


    This Agreement (this "Agreement") is hereby dated as of July 3, 1997, by and among Foster Insurance Managers, Inc., a Texas corporation ("FIM"), Foster Insurance Services, a Texas corporation ("FIS"), Bowen, Miclette, Descant & Britt, Inc., a Texas corporation, formerly known as Bowen, Miclette & Descant, Inc. ("BMD"), BMD&B, Inc., a Texas corporation, formerly known as Bowen, Miclette, Descant & Britt, Inc. ("BMD &B"), and the individuals and their spouses who are identified as "Individuals" on the signature pages of this Agreement.

                                      RECITALS:

    WHEREAS, FIM, FIS, BMD & B, Larry M. Karren ("Karren") and Edward G. Britt, Jr. ("Britt") have entered into a Purchase Agreement ("Purchase Agreement") which provides among other things for the delivery of this Modification Agreement at the Closing held pursuant to the Purchase Agreement; and,

    WHEREAS, FIM, FIS, BMD & B, Britt and Karren (and their respective spouses) are parties to that certain Stock Purchase Agreement effective January 1, 1993 (the "Stock Purchase Agreement") providing, among other things, for the purchase of all of the outstanding capital stock or assets of FIS on the terms set forth therein; and,

    WHEREAS, FIM, FIS, BMD &B, and the Individuals (and their respective spouses) are parties to that certain Shareholders Agreement, dated as of January 1, 1993 (the "Shareholders Agreement"), containing, among other things, restrictions and other provisions pertaining to the sale of BMD & B's shares; and,

    WHEREAS, FIM, FIS, BMD & B and BMD are parties to that certain Management Services Agreement, effective January 1, 1993 (the "Services Agreement"), pursuant to which BMD & B has rendered support, agency and management services to FIS and BMD in the operation of their respective businesses; and,

    WHEREAS, FIS and BMD are currently partners pursuant to a Partnership Agreement ("Partnership Agreement") effective October 1, 1993 by which Bowen, Miclette, Descant & Britt Company (the "Partnership") was formed as a Texas general partnership; and,

    WHEREAS, FIS, BMD, BMD & B, and Partnership are parties to that certain Personnel Services and Clarification Agreement, effective October 1, 1993 (the "Management Agreement"), pursuant to which BMD & B agreed to render management and agency services to the Partnership, BMD and FIS; and,

    WHEREAS, FIS, FIM, BMD, Samuel F. Bowen, David G. Miclette, D. Michael Descant, William G. Bowen, Jr., Thomas C. Cook and Britt are parties to the Interim Agreement, dated October 30, 1992; and

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    WHEREAS, the Parties hereby have agreed that FIM shall be removed as a party to the Stock Purchase Agreement, the Shareholders' Agreement, the Services Agreement, the Partnership Agreement and the Management Agreement (collectively, the "Modified Agreements");

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS, THE PURCHASE AGREEMENT AND OTHER GOOD AND VALID CONSIDERATION THE RECEIPT AND SUFFICIENCY OF WHICH ARE ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1. AMENDMENTS TO MODIFIED AGREEMENTS. Effective June 30, 1997, FIM is hereby removed as a party to the Modified Agreements and FIM shall not hereafter have any rights, benefits or obligations under the Modified Agreements.

2. NO FURTHER AMENDMENTS. Except as changed pursuant to paragraph 1 above, the Modified Agreements shall remain in full force and effect.

3. GOVERNING LAW. This Agreement is governed by the laws of the State of Texas in all respects, including matters of construction, validity, enforcement and performance.

4. ENTIRE AGREEMENT. This Agreement constitutes the final and entire agreement and understanding between the parties to this Agreement relative to the subject matter of this Agreement.

5. NO BENEFIT FOR THIRD PARTIES. This Agreement is solely for the benefit of the parties to this Agreement. This Agreement does not and shall not be deemed to create or enlarge any rights or privileges of any type or nature whatsoever in any person or entity not a party hereto.

6. BINDING EFFECT ON SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, legal representatives, successors and assigns.

7. FURTHER ASSURANCES. Each party shall execute and deliver any further documents and instruments, and perform any additional acts that may be necessary or appropriate to carry out the purpose and intent of this Agreement.

8. EXECUTION IN COUNTERPARTS. Execution of this Agreement in any number of counterparts is permissible. Each executed counterpart of this Agreement will be deemed to be an original instrument, with all executed counterparts together constituting a single agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

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                             FOSTER INSURANCE MANAGERS, INC.


                             By:/s/ A. George Gebauer
                                ---------------------
                                  Name:  A. George Gebauer
                                  Title: President


                             FOSTER INSURANCE SERVICES, INC.


                             By:/s/ Edward G. Britt, Jr.
                                ------------------------
                                  Edward G. Britt, Jr., President

                             BMD&B, Inc., formerly known as
                             BOWEN, MICLETTE, DESCANT & BRITT, INC.


                             By:/s/ David G. Miclette
                                -------------------------
                                  David G. Miclette, President

                             BOWEN, MICLETTE, DESCANT & BRITT, INC.,
                             formerly known as
                             BOWEN, MICLETTE & DESCANT, INC.


                             By:/s/ David G. Miclette
                                -------------------------
                                  David G. Miclette, Chairman


SPOUSES (IF APPLICABLE)      INDIVIDUALS


/s/ Patricia C. Britt        /s/ Edward G. Britt, Jr.
---------------------        ------------------------
                             EDWARD G. BRITT, JR. (individually)


/s/ Susan R. Miclette        /s/ David G. Miclette
---------------------        ------------------------
                             DAVID G. MICLETTE (individually)


/s/ Louise K. Descant        /s/ Dennis M. Descant
---------------------        ------------------------
                             DENNIS M. DESCANT (individually)

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/s/ Martha E. Bowen          /s/ Samuel F. Bowen
---------------------        ------------------------
                             SAMUEL F. BOWEN (individually)


/s/ Ashley P. Bowen          /s/ William G. Bowen, Jr.
---------------------        ------------------------
                             WILLIAM G. BOWEN, JR. (individually)


/s/ Jodie S. Karren          /s/ Larry M. Karren
---------------------        ------------------------
                             LARRY M. KARREN (individually)

                                          4